SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 14, 2003

                               Simtek Corporation
             (Exact name of registrant as specified in its charter)


   Colorado                           0-19027                    84-1057605
-----------------                  ------------              -------------------
(State or other                    (Commission                 (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
              (Address and zip code of principal executive offices)


                                 (719) 531-9444
              (Registrant's telephone number, including area code)

Item 5: Other Information and Required FD Disclosure
----------------------------------------------------

Simtek Corporation released the following press release dated November 13, 2003, titled "Simtek Announces Third Quarter Financial Results":


                 SIMTEK REPORTS THIRD QUARTER FINANCIAL RESULTS

COLORADO SPRINGS, Colorado - November 13, 2003 -- Simtek Corporation (OTCBB:
SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported financial results for its third quarter and nine-month period ended September 30, 2003.


Net revenue for the third quarter increased 9% to $3.4 million from $3.1 million in the same quarter a year ago. The Company reported a net loss of $513,000, or 1 cent per share, for the quarter versus a net loss of $43,000, or less than 1 cent per share, in the third quarter of 2002. On a sequential basis, net loss was reduced by 43% from the second quarter loss of $895,000. This improvement was attributable to lower manufacturing costs resulting from better product yields and a shift in mix to higher value industrial and military grade products. Gross margins in the third quarter improved nearly four points to 32.7% compared with 28.8% in the second quarter. In addition, total operating expenses, benefitting from a reduction in design, research and development costs, declined to $1.6 million in the third quarter from $1.8 million the second quarter.

For the nine-month period net revenue was $10.8 million, up from $10.7 million in the comparable period a year ago. Net loss through nine months increased to $2.0 million, or 4 cents per share, versus $710,000, or 1 cent per share, for the same period of 2002.

At September 30, Simtek had $2.1 million in cash, cash equivalents and restricted cash. That balance was augmented on November 7 when the Company closed a $1.5 million equity financing designed to strengthen the balance sheet in preparation for meeting anticipated demand for its new 1 Mbit nvSRAM family of products.

"As projected, Simtek achieved significant improvements in product margins and operating expenses in the third quarter, although revenue was sequentially flat," said Douglas Mitchell, president and CEO. "Our operating results continue to show modest improvements in unit demand from major customers despite continued sluggishness in the overall semiconductor market. With ongoing programs to improve our product costs and operating efficiencies, we expect current product lines to show bottom line improvements over the next two quarters.

"Our 0.25 micron 1 Mbit nvSRAM product development has now transitioned to the customer sampling phase, resulting in 54 potential customers currently evaluating and designing with parts in hand," Mitchell continued. "Feedback during this process has been very good, with programs on schedule to start ramping into production. We remain very optimistic that this new product family, along with its derivative value-added-memory members, will increase our served market dramatically and result in new, growing revenue streams beginning in 2004."


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

SUMMARY STATEMENT OF OPERATIONS
                                                               Three Months Ended Sep 30,              Nine Months Ended Sep 30,
                                                             -----------------------------           ----------------------------
                                                                2003               2002                 2003             2002
                                                                ----               ----                 ----             ----
                                                              unaudited         unaudited             unaudited        unaudited
NET SALES...............................................     $ 3,422,039       $ 3,146,887           $10,777,139      $10,670,620
     Cost of sales......................................       2,303,117         1,620,408             7,223,644        6,237,559
                                                             --------------------------------------------------------------------
GROSS MARGIN............................................       1,118,922         1,526,479             3,553,495        4,433,061
OPERATING EXPENSES:
     Design, research and development...................         985,755           980,108             3,468,898        3,250,226
     Administrative.....................................         216,749           188,304               692,647          581,700
     Marketing..........................................         380,105           353,000             1,200,432        1,258,517
                                                             --------------------------------------------------------------------
       Total Operating Expenses.........................       1,582,609         1,521,412             5,361,977        5,090,443
NET LOSS FROM OPERATIONS................................        (463,687)            5,067            (1,808,482)        (657,382)
                                                             ---------------------------------------------------------------------
OTHER INCOME (EXPENSE)..................................         (49,455)          (47,913)             (158,048)         (52,832)
                                                             ---------------------------------------------------------------------
NET LOSS BEFORE TAXES...................................        (513,142)          (42,846)           (1,966,530)        (710,214)
        Provision for income taxes......................               -                 -                     -                -
                                                             --------------------------------------------------------------------
NET LOSS ..............................................      $  (513,142)      $   (42,846)          $(1,966,530)     $  (710,214)
                                                             ====================================================================
BASIC AND DILUTED EPS...................................     $      (.01)      $         *           $      (.04)     $      (.01)
                                                             ====================================================================
DILUTIVE SHARES OUTSTANDING.............................      54,648,069        54,203,686            54,510,142       54,114,625

SUMMARY BALANCE SHEET

ASSETS                                                                         September 30, 2003   December 31, 2002
-------                                                                       -------------------   -----------------
CURRENT ASSETS:                                                                    unaudited
   Cash and cash equivalents...............................................       $ 1,769,200          $ 3,127,732
   Certificate of deposit, restricted......................................           300,000              300,000
   Accounts receivable - trade, net........................................         1,637,304            2,309,965
   Inventory, net .........................................................         1,752,275            1,608,242
   Prepaid expenses and other..............................................           130,776              239,507
                                                                                  --------------------------------
       Total current assets................................................         5,589,555            7,585,446

EQUIPMENT AND FURNITURE, net...............................................           930,277              725,888
DEFERRED FINANCING COSTS...................................................            95,429              107,877
OTHER ASSETS...............................................................            64,545               87,839
                                                                                  --------------------------------
TOTAL ASSETS...............................................................       $ 6,679,806          $ 8,507,050
                                                                                  ================================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
   Accounts payable .......................................................       $   697,596          $ 1,087,947
   Accrued expenses, wages, vacation.......................................           648,441              495,923
   Debentures..............................................................         3,000,000                    -
   Line of Credit..........................................................           250,000                    -
   Deferred Revenue........................................................                 -               40,500
   Obligation under capital leases.........................................           152,668              132,485
                                                                                  --------------------------------
       Total current liabilities...........................................         4,748,705            1,756,855
NOTES PAYABLE..............................................................             5,000               10,000
DEBENTURES.................................................................                 -            3,000,000
OBLIGATION UNDER CAPITAL LEASES............................................            78,245               76,512
                                                                                  --------------------------------
       Total liabilities...................................................         4,831,950            4,843,367
SHAREHOLDER'S EQUITY.......................................................         1,847,856            3,663,683
                                                                                  --------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ................................       $ 6,679,806          $ 8,507,050
                                                                                  ================================


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



Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web site: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax
(719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.
For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent filings. You can obtain copies of Simtek's Forms 10-KSB, 10-QSB, 8-K, and any other documents at no charge at the SEC's website (www.sec.gov) or from commercial document retrieval services. The financial information in this press release and the attached financials are unaudited and have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements. Please refer to Simtek's filings on Forms 10-KSB and 10-QSB and other filings with the SEC for complete information.

Contact:
Simtek Corporation
719-531-9444
info@simtek.com



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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               SIMTEK CORPORATION


November 14, 2003              By:   /s/Douglas Mitchell
                                    --------------------------------------------
                                    Douglas Mitchell
                                    Chief Executive Officer, President and
                                    Chief Financial Officer (acting)

















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